Exhibit 99.1

February 16, 2022
AMERICAN WATER 2021 RESULTS IN LINE WITH EXPECTATIONS

RESULTS INCLUDE GAIN ON SALE OF HOMEOWNER SERVICES

AFFIRMS 2022 GUIDANCE AND LONG-TERM TARGETS

•2021 full-year results of $6.95 per share compared to 2020 results of $3.91 per share
◦2021 results reflect earnings of $4.25 per share, up 8.7% compared to earnings of $3.91 per share in 2020, before the gain on the sale of Homeowner Services Group (HOS) in Dec. 2021
◦2021 results reflect gain of $2.70 per share on sale of HOS, after reflecting $0.19 per share contribution to the American Water Charitable Foundation out of proceeds
•Completed the sale of our regulated subsidiaries in New York and Michigan in early Jan. 2022 and early Feb 2022, respectively
•2022 diluted earnings per share guidance range of $4.39 to $4.49 affirmed
•Long-term financial targets announced in Nov. 2021 affirmed, including long-term EPS growth target of 7-9%
•Continued ESG leadership as evidenced by recent exceptional ranking from Corporate Knights

CAMDEN, N.J., February 16, 2022 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the fourth quarter 2021, of $3.55 per share, compared to $0.80 per share in 2020, and full year results of $6.95 per share compared to $3.91 per share in 2020. Full year and fourth quarter 2021 results include a gain of $2.70 per share, which reflects the completion of the sale of HOS in December, reduced by the $0.19 per share contribution to the American Water Charitable Foundation from the proceeds on the sale. Full year and fourth quarter 2021 results were $4.25 per share and $0.85 per share, respectively, before the gain on the sale of HOS.
"American Water fully executed on the strategy in 2021, continuing our record of significant earnings growth and delivering on our plan, including the completion of the sale of HOS in 2021 and the sales of our regulated subsidiaries in New York and Michigan in early 2022," said Susan Hardwick, president and CEO of American Water.
"We invested $1.9 billion in our regulated business, delivered greater efficiencies in our operations and successfully completed 23 regulated acquisitions during the year. We are also proud that 2021 marked one of our best years of safety performance and a continued recognition of our work to integrate our core values of diversity, inclusion, equity and environmental leadership into everything we do at American Water," added Hardwick. "We are excited about this positive momentum as we continue to execute on the long-term strategies and targets that we shared late last year."
2022 Earnings Guidance and Long-Term Financial Targets Affirmed
The Company affirms its 2022 earnings guidance range of $4.39 to $4.49 per share. The Company also affirms its long-term financial targets for the 2022-2026 period announced in Nov. 2021, including its long-term EPS compound annual growth rate target range of 7-9% and its long-term dividend growth expectation at the high end of a 7-10% range. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly and current reports filed with the Securities and Exchange Commission (“SEC”).
Closing of HOS, New York, and Michigan Transactions
On December 9, 2021 the Company announced the close of the sale of its Homeowner Services Group to a wholly owned subsidiary of funds advised by Apax Partners LLP. The sale agreement was announced on October 29, 2021, with a transaction value of approximately $1.275 billion, plus an applicable working capital adjustment.

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Under the agreement, American Water received at closing, as part of the purchase price, $480 million in cash plus working capital adjustments, and a $720 million secured Seller Note bearing a 7.00% annual interest rate with a five-year term. In addition, the transaction includes a delayed payment to American Water of $75 million if certain milestones are met by December 31, 2023. The structure of the transaction enables initial cash proceeds to be redeployed into the regulated water and wastewater business to fund near-term incremental capital investments, while interest on the Seller Note will provide a stream of earnings over the term of the note. Upon maturity, the proceeds from the repayment of the Seller Note are expected to be used to fund a continually growing capital investment in the regulated business.
On January 3, 2022 the Company announced the close of the sale of its regulated operations in New York to a subsidiary of Liberty Utilities Co., the regulated utility operating subsidiary of parent company Algonquin Power & Utilities Corp., for a purchase price of $608 million in cash.
On February 4, 2022, the Company announced the close of the sale of its operations in Michigan to Ullico, Inc.'s infrastructure business, through its portfolio company, Triton Utilities, Inc., for a purchase price of $6 million in cash.
These transactions are part of American Water’s strategy to continue to operate in states where it can best serve customers and drive efficiencies, thereby creating value for its customers, employees, and shareholders.
Consolidated Results
For the three months ended December 31, 2021, earnings per share were $3.55, an increase of $2.75 compared to the same period in 2020. This increase reflects the gain on the sale of HOS and continued growth in the Regulated Businesses from infrastructure investment and acquisitions, partially offset by higher operating costs and lower HOS results year over year as a result of the sale.
For the twelve months ended December 31, 2021, earnings per share were $6.95, an increase of $3.04 compared to the same period in 2020. This increase reflects the gain on the sale of HOS and a $0.40 increase in the Regulated Businesses as earnings grew from infrastructure investment, acquisitions and organic growth. The increase was partially offset by an estimated $0.05 per share impact from cooler and wetter weather in 2021 compared to 2020. Before the gain on the HOS sale, on a weather normalized basis, diluted earnings for 2021 and 2020 were $4.23 and $3.84 per share, respectively, an increase of 10.2%.
In 2021, the Company made capital investments of $1.9 billion, including $1.8 billion primarily for infrastructure improvements in the Regulated Businesses and $135 million for regulated acquisitions.
Regulated Businesses
In the fourth quarter of 2021, the Regulated Businesses’ net income was $166 million, compared to $154 million for the same period in 2020. Regulated revenue increased approximately $41 million due to increases from additional authorized revenues from infrastructure investments and acquisitions. Excluding revenue reductions for the amortization of excess accumulated deferred income tax (“EADIT”) of $11 million, which is offset with a like amount as lower tax expense, revenue increased $52 million. Results also reflect higher O&M expenses of $16 million to support growth in the Regulated Businesses and increased depreciation of $7 million, mainly related to infrastructure investment growth.
For the full year 2021, the Regulated Businesses’ net income was $789 million, compared to $715 million in 2020. Regulated revenue increased approximately $129 million from additional authorized revenues from infrastructure investments, acquisitions and organic growth, partially offset by lower demand due to weather. Excluding agreed-to revenue reductions for the amortization of EADIT of $79 million, which is offset with a like amount as lower tax expense, revenue increased $208 million. Results also reflect higher O&M expenses of $67 million to support growth in the Regulated Businesses and increased depreciation of $39 million, mainly related to infrastructure investment growth.
To date, the Company has been authorized additional annualized revenues, excluding agreed-to reductions for EADIT, of approximately $135 million from general rate cases, with $115 million effective in 2021 and $20 million effective in 2022. In addition, approximately $83 million of additional annualized revenues from infrastructure surcharges have been authorized. The Company has general rate cases in progress in six jurisdictions and filed for infrastructure surcharges in two jurisdictions, reflecting a total annualized revenue request of approximately $242 million.
For the full year 2021, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 34.1%, compared to 34.3% for 2020. The improvement in this ratio reflects the continued focus on operating costs, as well as an increase in operating revenues for the Regulated Businesses after considering the adjustment for the amortization of the EADIT shown below.
Market-Based Businesses
In the fourth quarter of 2021, net income for the Market-Based Businesses was $491 million, compared to a net income of $23 million for the same period in 2020.

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Net income in the Market-Based Businesses in 2021 was $550 million, compared to a net income of $91 million for the same period in 2020. The increase resulted from the gain on the sale of HOS of $478 million, partially offset by lower operating results for HOS primarily as a result of the timing of the sale.
In addition to the gain on the sale of HOS within the Market-Based Businesses, Parent and Other results reflect a $13 million net income benefit from the revaluation of state net operating losses that can now be utilized as a result of the sale.
Dividends
On December 9, 2021, the Company's board of directors declared a quarterly cash dividend payment of $0.6025 per share of common stock payable on March 1, 2022, to all shareholders of record as of February 8, 2022.
Non-GAAP Financial Measures
This press release includes a presentation of adjusted regulated O&M efficiency ratio, a “non-GAAP financial measure” under SEC rules, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of EADIT, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. These items were excluded from the O&M efficiency ratio calculation as they do not reflect management’s ability to increase the efficiency of the Regulated Businesses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the Company’s investors because it directly measures improvement in the operating performance and efficiency of the Company’s Regulated Businesses. The Company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.
Set forth in this release is a table that calculates the Company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure. Management is unable to present a reconciliation of adjustments to the components of the forward-looking regulated O&M efficiency ratio without unreasonable effort because management cannot reliably predict the nature, amount or probable significance of all of the adjustments for future periods; however, these adjustments may, individually or in the aggregate, cause the non-GAAP financial measure component of the forward-looking ratio to differ significantly from the most directly comparable GAAP financial measure.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The Company employs approximately 6,400 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 24 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Throughout this press release, unless the context otherwise requires, references to the “Company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2022 earnings guidance, the Company’s long-term financial, growth and dividend targets, future capital needs, the ability to achieve the Company’s strategies and goals, including with respect to its ESG focus and related to the sale of HOS, the Company’s receipt of contingent consideration, the repayment of the seller note and the redeployment of the net proceeds from its divestitures, the outcome of the Company's pending acquisition activity, the amount and allocation of projected capital expenditures; and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” "likely," "uncertain," “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The

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forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates and regulatory responses to the COVID-19 pandemic; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts, impacts of the COVID-19 pandemic, or otherwise; a loss of one or more large industrial or commercial customers due to adverse economic conditions, the COVID-19 pandemic, or other factors; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to the environment, health and safety, water quality and water quality accountability, contaminants of emerging concern, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the Company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulation and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of, or maintain and replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects and construction of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, electricity, fuel, water and other raw materials and to address or mitigate supply chain constraints impacting the Company’s business operations; the Company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, the Company’s Military Services Group entering into new contracts, price redeterminations and other agreements and contracts, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of HOS and the Company’s New York subsidiary; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions, including without limitation conditions and collateral consequences associated with COVID-19; access to sufficient debt and/or equity capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks or other communications by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation; (ii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; and (iii) the Company’s ability to utilize its state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

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These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR
Contacts

Investors:
Aaron Musgrave
Senior Director, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media:
Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations
(In millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
	(Unaudited)
Operating revenues	$951	$923	$3,930	$3,777
Operating expenses:
Operation and maintenance	491	429	1,777	1,622
Depreciation and amortization	160	153	636	604
General taxes	80	78	321	303
Total operating expenses, net	731	660	2,734	2,529
Operating income	220	263	1,196	1,248
Other income (expense):
Interest expense	(103)	(99)	(403)	(397)
Interest income	4	—	4	2
Non-operating benefit costs, net	19	12	78	49
Gain or (loss) on sale of businesses	747	—	747	—
Other, net	7	5	18	22
Total other income (expense)	674	(82)	444	(324)
Income before income taxes	894	181	1,640	924
Provision for income taxes	249	36	377	215
Net income attributable to common shareholders	$645	$145	$1,263	$709

Basic earnings per share: (a)
Net income attributable to common shareholders	$3.56	$0.80	$6.96	$3.91
Diluted earnings per share: (a)
Net income attributable to common shareholders	$3.55	$0.80	$6.95	$3.91
Weighted-average common shares outstanding:
Basic	182	181	182	181
Diluted	182	181	182	182
(a)Amounts may not calculate due to rounding.

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
Property, plant and equipment	$27,413	$25,614
Accumulated depreciation	(6,329)	(5,904)
Property, plant and equipment, net	21,084	19,710
Current assets:
Cash and cash equivalents	116	547
Restricted funds	20	29
Accounts receivable, net of allowance for uncollectible accounts of $75 and $60, respectively	271	321
Unbilled revenues	248	206
Materials and supplies	57	47
Assets held for sale	683	629
Other	159	127
Total current assets	1,554	1,906
Regulatory and other long-term assets:
Regulatory assets	1,051	1,127
Seller promissory note from the sale of the Homeowner Services Group	720	—
Operating lease right-of-use assets	92	95
Goodwill	1,139	1,504
Postretirement benefit assets	193	173
Intangible assets	—	55
Other	242	196
Total regulatory and other long-term assets	3,437	3,150
Total assets	$26,075	$24,766

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2021	December 31, 2020
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 186,880,413 and 186,466,707 shares issued, respectively)	$2	$2
Paid-in-capital	6,781	6,747
Retained earnings	925	102
Accumulated other comprehensive loss	(45)	(49)
Treasury stock, at cost (5,269,324 and 5,168,215 shares, respectively)	(365)	(348)
Total common shareholders' equity	7,298	6,454
Long-term debt	10,341	9,329
Redeemable preferred stock at redemption value	3	4
Total long-term debt	10,344	9,333
Total capitalization	17,642	15,787
Current liabilities:
Short-term debt	584	1,282
Current portion of long-term debt	57	329
Accounts payable	235	189
Accrued liabilities	701	591
Accrued taxes	176	50
Accrued interest	88	88
Liabilities related to assets held for sale	83	137
Other	217	215
Total current liabilities	2,141	2,881
Regulatory and other long-term liabilities:
Advances for construction	284	270
Deferred income taxes and investment tax credits	2,421	2,113
Regulatory liabilities	1,600	1,770
Operating lease liabilities	80	81
Accrued pension expense	285	388
Other	180	83
Total regulatory and other long-term liabilities	4,850	4,705
Contributions in aid of construction	1,442	1,393
Commitments and contingencies
Total capitalization and liabilities	$26,075	$24,766

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American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

(Dollars in millions)	2021	2020	2019
Total operation and maintenance expenses	$1,777	$1,622	$1,544
Less:
Operation and maintenance expenses—Market-Based Businesses	482	389	393
Operation and maintenance expenses—Other	(30)	(25)	(31)
Total operation and maintenance expenses—Regulated Businesses	1,325	1,258	1,182
Less:
Regulated purchased water expenses	153	149	135
Allocation of non-operation and maintenance expenses	34	41	31
Impact of Freedom Industries settlement activities (a)	—	—	(4)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,138	$1,068	$1,020

Total operating revenues	$3,930	$3,777	$3,610
Less:
Operating revenues—Market-Based Businesses	563	540	539
Operating revenues—Other	(17)	(18)	(23)
Total operating revenues—Regulated Businesses	3,384	3,255	3,094
Less:
Regulated purchased water revenues (b)	153	149	135
Revenue reductions from the amortization of EADIT	(104)	(7)	—
Adjusted operating revenues—Regulated Businesses (ii)	$3,335	$3,113	$2,959

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	34.1%	34.3%	34.5%
(a)    Includes the impact of a reduction in the first quarter of 2019 of a liability related to the Freedom Industries chemical spill in West Virginia.
(b)    The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

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